Exhibit 10.39

Distribution Agreement for 2010

Seller:	Jiangxi Jiangzhong Pharmaceutical Co., Ltd. (hereafter referred to as “Party A”)
Purchaser:	Changchun Yongxin Dirui Medical Co., Ltd. (hereafter referred to as “Party B”)

This Distribution Agreement (the “Agreement”) is entered into by and between Party A and Party B through negotiation.

I.	Authorization

1.
Party A hereby authorizes Party B to act as distributor of Party A’s products in Jilin Province. Party B shall provide Party A with necessary documentation such as the original and copies of Party B’s business license, drug distributor’s license, tax registration certificate, and other applicable items.

2.	This Agreement is effective from January 4, 2010 to December 31, 2010.

II.	Duties and Obligations of Party A

1.	Party A shall provide Party B with documentation showing that Party A’s products satisfy the quality standards required by the government. The parties shall enter into a Quality Guarantee Agreement.

2.	Party A shall deliver the products to Party B’s warehouse. Party A shall replace any products damaged during the transportation, without condition.

3.	Party A shall take responsibility for advertising and promotion of the products and assist Party B with product distribution.

III.	Duties and Obligations of Party B

1.	Payments shall be made prior to delivery of products. Party B shall pay by cash or money order that shall be valid for three months.

2.	Party B shall distribute Party A’s products at the prices listed below. Party A may adjust the distribution price by giving written notice to Party B.

Product Name	Purchase Price Paid by Party B	Distribution Price Paid by Contract Customers	Distribution Price Paid by Non-contract Customers
Jiangzhong Digestion Pills (for adults)	5.05	5.10	5.15
Jiangzhong Digestion Pills (for children)	5.05	5.10	5.15
Jiangzhong Fufang Cao Shan Hu Pills (small)	4.00	4.05	4.10
Jiangzhong Fufang Cao Shan Hu Pills (green)	4.30	4.35	4.40
Jiangzhong Fufang Cao Shan Hu Pills (large)	3.80	3.85	3.90
Liangsang Pangdahai Throat Lozenges	3.00	3.10	3.20

3.	Party B may distribute Party A’s products outside Jilin Province but shall not distribute in Hebei Province, Shanxi Province, Guangdong Province and Anhui Province.

4.	Party B shall not distribute to “prohibited customers” named by Party A.

5.
Party B shall provide a report to Party A, at no charge, indicating the distribution of Party A’s products by the fifth day of each month. Party B shall also provide Party A with order tracking services at no charge.

6.	Each purchase by Party B shall be no less than 800 units. Party A may refuse to sell if Party B purchases less than 800 units in a particular order.

7.	The products in Party B’s inventory shall be no less than the minimum inventory set forth below:

Product Name	Minimum Inventory
	January – May / September – December	June - August
Jiangzhong Digestion Pills (for adults)	150	130
Jiangzhong Digestion Pills (for children)	100	80
Jiangzhong Fufang Cao Shan Hu Pills (small)	80	60
Jiangzhong Fufang Cao Shan Hu Pills (green)	30	20
Jiangzhong Fufang Cao Shan Hu Pills (large)	N/A	N/A
Liangsang Pangdahai Throat Lozenges	15	10

8.	Party B shall limit sales to non-contract customers according to the sales limit set by Party A and Party B through further consultation.

9.	Party B shall pay the downstream distributor’s information service fee within 20 business days upon receipt of Party A’s confirmation in writing.

10.	Party B shall not pay cash to any of Party A’s employees unless otherwise permitted by Party A.

11.	Party B shall not sell counterfeit versions of Party A’s products; otherwise, Party A shall have the right to terminate this Agreement.

12.	Party B’s retail stores shall not sell Party A’s products below the lowest retail price set by Party A, or at a discounted price or membership price to customers.

IV.	Sales Discount

1.	Party A shall pay rebates to Party B as follows:

(1)	Party A shall pay a rebate of 3.0% of Party B’s quarterly purchase amount of products sold to contract customers.
(2)	Party A shall pay a rebate of 5.5% of Party B’s quarterly purchase amount of products sold to non-contract customers.

2.	The rebate is payable on a quarterly basis.

3.	The rebate must be set forth on the invoice.

V.	Orders

The parties shall sign each order before delivery of products.

1.	Party B shall pay the amount indicated on the purchase order before Party A delivers the products.

2.	Party A shall deliver the products on the date indicated in the order, however, a 3-day grace period for late delivery due to transportation issues is permitted.

VI.	Miscellaneous

Any unsettled matter under this Agreement is subject to further negotiation and agreement between the parties. Any dispute arising from the execution and performance of this Agreement shall be resolved through negotiation. If no resolution can be reached through negotiation and mutual agreement, the dispute may be submitted to a court of law at Party A’s location.

This Agreement is executed into two duplicate originals. Each party shall hold one duplicate original. This Agreement is effective from the execution date to December 31, 2010.

Party A:	/s/ [signature of authorized representative]
Jiangxi Jiangzhong Pharmaceutical Co., Ltd. (corporate seal)

Party B:	/s/ [signature of authorized representative]
Changchun Yongxin Dirui Medical Co., Ltd. (corporate seal)

Date: January 4, 2010